EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Heritage Financial Group, Inc.
Albany, Georgia

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the financial statements of Heritage Financial Group, Inc. for the year ended December 31, 2010, and have issued our report thereon dated March 31, 2011.  We have also audited the statement of assets acquired and liabilities assumed by HeritageBank of the South, a wholly-owned subsidiary of Heritage Financial Group, Inc. (collectively, “the Company”), pursuant to the Purchase and Assumption Agreement dated as of February 18, 2011 (the “Agreement”).  This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed by HeritageBank of the South based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed by HeritageBank of the South is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by HeritageBank of the South as of  February 18, 2011 is fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia
April 29, 2011

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)
(Dollars in Thousands)

February 18, 2011
Assets acquired:
Cash and due from banks	$33,900
Securities available for sale	13,386
Loans	72,720
Other real estate owned	7,540
FDIC indemnification asset	58,164
Core deposit intangible	1,895
Accrued interest receivable and other assets	2,245
Total assets acquired	189,850

Cash received to settle the acquisition	24,000

Total assets acquired net of cash settlement	213,850

Liabilities assumed:
Deposits	206,276
Other liabilities	6,174
Total liabilities assumed	212,450

Net assets acquired	$1,400

The accompanying notes are an integral part of these financial statements.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 1.	FDIC-ASSISTED ACQUISITION OF CERTAIN ASSETS AND LIABILITIES OF CITIZENS BANK OF EFFINGHAM

On February 18, 2011 (the “Closing Date”), HeritageBank of the South  (the “Bank”), a wholly-owned subsidiary of Heritage Financial Group, Inc  (the “Company”), entered into a certain Purchase and Assumption Agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), as Receiver of Citizens Bank of Effingham, Springfield, Georgia (“Citizens”), the Bank and the FDIC acting in its corporate capacity, pursuant to which the Bank acquired a majority of all assets and  liabilities of Citizens (the “Acquisition”).

Citizens operated four branches located in the surrounding areas Southeast Georgia. The Bank assumed all of the deposits of Citizens, totaling $206.3 million at fair value. Additionally, the Bank acquired loans with an estimated fair value of $72.7 million and an unpaid principal balance of $139.2 million and other real estate owned (“OREO”) having a fair value of $7.5 million. Investment securities available for sale totaling $13.4 million at fair value were purchased. Most of the acquired loans and all of the OREO are covered by loss-sharing agreements between the FDIC and the Bank.

The assets acquired and liabilities assumed in the Acquisition are presented at their estimated fair values as of the Closing Date. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 below.  These fair value estimates are considered preliminary and are subject to change after the Closing Date as additional information relative to Closing Date fair values become available.  The Bank and the FDIC are engaged in ongoing discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase prices.  In addition, the tax treatment of FDIC-assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the Closing Date.

NOTE 2.	LOSS-SHARING AGREEMENT AND FDIC INDEMNIFICATION ASSET

As part of the Agreement, the Bank and the FDIC entered into certain loss-sharing agreements. Pursuant to the terms of these loss-sharing agreements, the FDIC’s obligation to reimburse the Bank for losses with respect to certain loans and OREO begins with the first dollar of loss incurred.  Approximately $159 million in pre-Acquisition book value and commitments of assets, which include single-family residential mortgage assets, commercial real estate, commercial and industrial loans, and consumer loans, are covered under these agreements.  The amounts covered by the loss-sharing agreements are the pre-Acquisition book values of the underlying assets, the contractual balance of unfunded commitments that were acquired and certain future net direct costs. The FDIC will reimburse the Bank for 80% of all losses with respect to covered assets of Citizens.  The Bank will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid the Bank a reimbursement under the loss-sharing agreements.  Certain other assets of Citizens were acquired by the Bank that are not covered by loss-sharing agreements with the FDIC.  These assets include investment securities purchased at fair market value, other tangible assets, and consumer loans.

The loss-sharing agreements applicable to single-family residential mortgage (“SF”) assets provides for FDIC loss sharing and Bank reimbursement to the FDIC, in each case as described above, for ten years.  The loss-sharing agreement applicable to commercial and other loans (“Non-SF”) and other assets provides for FDIC loss sharing for five years and Bank reimbursement of recoveries to the FDIC for eight years, in each case as described above.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 2.	LOSS-SHARING AGREEMENT AND FDIC INDEMNIFICATION ASSET (Continued)

The following table summarizes the assets covered by the loss-sharing agreements, the amount covered by the FDIC and the fair value (dollars in thousands):

		Loss Sharing Certificate
	Amounts Covered	Fair Value	SF Certificate (10 Years for Losses)	Non-SF Certificate (5 Years for Losses)
Assets subject to loss-sharing:
Loans	$131,256	$66,671	$22,744	$108,512
OREO	21,663	7,540	-	21,663
Total	$152,919	$74,211	$22,744	$130,175

The loss-sharing agreements are subject to certain servicing procedures as specified in agreements with the FDIC.  The expected reimbursements under the loss-sharing agreements were recorded as indemnification assets on the statement of assets acquired and liabilities assumed by the Bank at their estimated fair value of $58.2 million as of the Closing Date.  The FDIC loss share indemnification assets reflect the present value of the expected net cash reimbursement related to the loss-sharing agreements described above.

NOTE 3.	BASIS OF PRESENTATION

The Bank has determined that the Acquisition constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required. Fair values were determined based on the requirements of ASC Topic 820, Fair Value Measurements.  In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions, and other future events that are highly subjective in nature and subject to change.  The following is a description of the methods used to determine the fair values of significant assets and liabilities and the fair value determination of each involves significant estimates and assumptions.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the audited statement of assets acquired and liabilities assumed by the Bank.  The most significant assumptions related to this statement concern the estimates of fair value.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 3.	BASIS OF PRESENTATION (Continued)

Cash, Cash Items, Due From Banks and Federal Funds Sold, Interest-Bearing Deposits in Banks and The Federal Reserve Account

The carrying amount of these assets is a reasonable estimate of fair value based on their short term nature. Cash items consist of items that are readily convertible into cash and have maturities less than three months.

Investment Securities

Investment securities were acquired at their fair values at pricing supplied by an independent third party investment broker.

Loans

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, accrual status, fixed or variable interest rate, term of loan, prepayments, whether or not the loan was amortizing and a discount rate reflecting the Bank’s assessment of risk inherent in the cash flow estimates.  Loans were grouped together according to similar characteristics and were treated in the certain groups when applying various valuation techniques.

The Bank has used the provisions of ASC 310, Loans and Debt Securities Acquired with Deteriorated Credit Quality, which applies to a loan with evidence of deterioration of credit quality since origination, acquired by completion of a transfer for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable.  ASC 310 prohibits carrying over or creating an allowance for loan losses upon initial recognition for loans which fall under the scope of this standard. As of the Closing Date, the preliminary estimate of the contractually required payments receivable for all ASC 310 loans acquired in the Acquisition was $92.7 million and the estimated fair value of the loans was $72.7 million, net of an accretable yield of $23.1 million, the difference between the value of the loans on our balance sheet and the cash flows they are expected to produce.  These amounts were determined based upon the estimated remaining life of the underlying loans, which include the effects of estimated prepayments. As of the Closing Date, a majority of these loans were valued based on the liquidation value of the underlying collateral because the future cash flows are primarily based on the liquidation of underlying collateral.  There was no allowance for credit losses established related to these FASB ASC 310 loans as of the Closing Date, based on the provision of this standard.

Pursuant to an AICPA letter dated December 18, 2009, the AICPA summarized the SEC Staff’s view regarding the accounting in subsequent periods for discount accretion associated with loan receivables acquired in a business combination or asset purchase. Regarding the accounting for such loan receivables, in the absence of further standard setting, the AICPA understands that the SEC Staff would not object to an accounting policy based on contractual cash flows (ASC Topic 310-20 approach) or an accounting policy based on expected cash flows (ASC Topic 310-30 approach).  As such, the Bank believes analogizing to ASC Topic 310-30 is the more appropriate option to follow in accounting for the credit portion of the fair value discount.  By doing so, the non-ASC Topic 310-30 loans are only being accreted up to the value that the acquirer expected to receive at acquisition of the loan.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 3.	BASIS OF PRESENTATION (Continued)

Core Deposit Intangible

This intangible asset represents the value of the relationships that Citizens had with its deposit customers.  The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits.

Other Real Estate Owned (OREO)

Citizens had $7.5 million in fair value of OREO and foreclosed properties, which includes all real estate, other than bank premises used in bank operations, owned or controlled by Citizens, including real estate acquired in settlement of loans.  Properties are recorded at their estimated fair values as of the Closing Date. Fair values of OREO are determined by sales agreement or appraisal, and costs to sell are based on estimation per the terms and conditions of the sales agreement or terms customary for real estate transactions.

FDIC Indemnification Asset

These loss-sharing assets are measured separately from the related loans and OREO acquired as they are not contractually embedded in the assets and are not transferable with the assets should the Bank choose to dispose of them.  Fair value was estimated using projected cash flows related to the loss-sharing agreements based on the expected reimbursements for losses and the applicable loss-sharing percentages. These expected reimbursements do not include reimbursable amounts related to future covered expenditures.

Other Assets, Accrued Expenses and Other Liabilities

All other assets, accrued expenses and other liabilities were recorded at Citizens’ book value which was determined to approximate fair value as of the Closing Date.  Other assets include Federal Home Loan Bank of Atlanta stock purchased at its fair value totaling $0.7 million.

Deferred Taxes

As a result of the $2.3 million bargain purchase gain on the Acquisition, the Bank recorded a $0.9 million deferred tax liability, related to the difference between the financial statement and tax basis of the acquired loans and OREO and FDIC indemnification assets.  Deferred taxes are reported based upon the principles in ASC Topic 740, Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for the Bank.

Deposits

The fair values used for the demand and savings deposits that comprise the accounts acquired in the Acquisition equal, by definition, the amount payable on demand at the reporting date.  The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 4.	NET ASSETS ACQUIRED

Under the terms of the Agreement, the FDIC agreed to transfer to the Bank (i) certain assets subject to loss-sharing agreements at book value, (ii) certain assets that are not subject to the loss-sharing agreements at a contractually-specified purchase price, (iii) certain assets at fair value and (iv) certain liabilities at book value.

Details related to the transfers, as of the Closing Date, are as follows:

February 18, 2011
(Dollars in Thousands)

Net assets assumed per purchase and assumption agreement	$(239)
Cash received from the FDIC to settle the transaction	24,000
Purchase accounting adjustments:
Loans	(66,430)
OREO	(14,123)
FDIC indemnification asset	58,164
Deposits	(689)
Core deposit intangible	1,895
FHLB advances	(244)
Other liabilities	(934)
Net asset acquired	$1,400

NOTE 5.	INVESTMENT SECURITIES

The table below reflects the type of acquired investment securities and related fair value as of the Closing Date (dollars in thousands):

Security Type	Fair Value	Average Yield	Average Maturity (years)
Agency	$7,671	2.13%	6.52
Agency Mortgage-Backed	1,444	1.24%	1.59
Taxable Municipal	272	6.06%	12.93
U. S. Treasuries	3,999	0.08%	0.15
	$13,386	1.49%	4.20

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 6.	LOANS

The following table presents information regarding the loan portfolio acquired as of the Closing Date at fair value (dollars in thousands):

	Loans With a Deterioration of Credit Quality	Loans Without a Deterioration of Credit Quality	Total Loans, at Fair Value

Construction and land	$5,641	$7,454	$13,095
Farmland	1,272	2,362	3,634
Residential (1-4 family)	3,804	14,936	18,740
Commercial real estate	4,635	15,551	20,186
Commercial	1,787	11,643	13,430
Consumer	31	3,604	3,635
	$17,170	$55,550	$72,720

The acquired portfolio contained both fixed and variable rate loans. The following table provides information about the portfolio according to loan rate type and at fair value as of the Closing Date (dollars in thousands):

				Fair Value Amounts With
	Fair Value	Effective Yield	Maturity (Years)	Fixed Rates	Variable Rates

Construction and land	$7,454	5.88%	1.35	$1,173	$6,281
Farmland	2,362	5.97%	0.86	263	2,099
Residential 1-4 Perm	14,936	6.36%	1.55	7,678	7,258
Commercial real estate	15,551	5.56%	2.23	1,751	13,800
Commercial	11,643	5.32%	1.80	1,769	9,874
Consumer	3,604	7.83%	1.87	3,484	120
Nonperforming	17,170	0.00%	-	17,170	-
	$72,720	4.53%	1.34	$33,288	$39,432

A majority of the acquired portfolio shows some deterioration of credit quality; therefore, it is likely that the loan portfolios actual maturity and yields will differ from the contractual amounts shown above.

There are no unused commitments for troubled debt restructurings as of the Closing Date.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 6.	LOANS (Continued)

Loans are placed on non-accrual status when it has been determined that the full collection of principal and interest is doubtful, typically when the loan becomes 90 days past due.  Payments received on non-accrual loans are applied to principal until all past due principal payments have been recovered and then applied to interest.  Non-accrual loans may be returned to accrual status once the borrower is current on all past due principal and interest payments and shows the ability to continue to pay under the terms of the borrowing agreement for the foreseeable future.  Delinquency is determined based on the contractual terms of the loan agreements.

The following table presents purchased loans accounted for under ASC Topic 310-30 as of the Closing Date:

February 18, 2011
(Dollars in Thousands)

Contractually-required principal and interest	$172,568
Non-accretable difference	(63,694)
Cash flows expected to be collected	108,874
Accretable yield	(36,154)
Fair value of loans accounted for under ASC 310-30	$72,720

NOTE 7.	INTANGIBLE ASSETS

The statement of assets acquired and liabilities assumed reflects a core deposit intangible asset of $1.9 million as of the Closing Date.  The core deposit intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years.  The Bank will review the valuation of this intangible asset periodically to ensure that no impairment has occurred . If any impairment is subsequently determined, the Bank will record the impairment as an expense in its consolidated statement of operations.

In connection with the Acquisition, the fair value of the assets acquired exceeded the consideration paid. Accordingly, no goodwill was recorded as a result of the Acquisition and the Bank recorded a pre-tax bargain purchase gain of $2.3 million.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 8.	DEPOSITS

Deposits assumed consist of the following as of the Closing Date:

	February 18, 2011
	Fair Value	Weighted Average Contractual Yield
	(Dollars in Thousands)

Demand deposits	$23,024	0.06%
Interest-bearing demand deposits	8,202	0.30%
Savings deposits	30,199	0.72%
Time deposits	144,851	2.16%
Total	$206,276	1.43%

As of the Closing Date, the scheduled maturities of time deposits with balances of $250,000 or greater were as follows:

February 18, 2011
Fair Value
(Dollars in Thousands)

0 up to 3 months	$766
Over 3 to 6 months	1,675
Over 6 to 12 months	1,683
Over one year	1,304
Total	$5,428

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 8.	DEPOSITS (Continued)

As of the Closing Date, the vast majority of the acquired time deposits were concentrated in national or out-of-market deposit accounts that had no identifiable relationship with the Bank.  In accordance with certain guidelines, the Company adjusted the contractual rates of the out-of-market time deposits to levels deemed to be market level rates.  Customers whose rates were adjusted had the right to redeem their time deposits without a penalty for early withdrawal (dollars in thousands).

Contractual Maturity	Balance	Contractual Yield	Adjusted Yield	Percentage Deemed Out-of-Market

0 up to 3 months	$2,423	1.49%	0.20%	100.0%
Over 3 to 6 months	7,621	2.14%	0.20%	100.0%
Over 6 to 12 months	15,363	2.27%	0.20%	97.7%
Over 1 to 2 years	8,559	2.31%	0.20%	100.0%
Over 2 years	16,282	2.46%	0.20%	99.1%
	$50,248	2.28%	0.20%	99.0%

NOTE 9.	SUBSEQUENT EVENTS

The Bank has evaluated subsequent events through the time of filing this Current Report on Form 8-K/A.  There were no reportable events.